EXHIBIT 3.35

LIMITED LIABILITY COMPANY AGREEMENT

THE UNDERSIGNED are executing this Limited Liability Company Agreement (the “Agreement”) for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the [State] Limited Liability Company Act (the “Act”) and do hereby agree as follows:

1.             NAME. The name of the Company shall be [Company] or such other name as the members may from time to time hereafter designate.

2.             DEFINITIONS. Capitalized terms not otherwise defined here shall have the meanings set forth therefore in Section [    ] of the Act.

3.             PURPOSE. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions which the members deem necessary or advisable in connection with the foregoing.

4.             OFFICES.

(a)           The principal place of business and office of the Company shall be located at [Addressl], [Address2], [City], [State] [PostalCode] and the Company’s business shall be conducted from, suchch place or places as the members may designate from time to time.

(b)           The registered office of the Company in the State of [    ] shall be located at [    ]. The name and address of the registered agent of the Company for service of process on the Company in the State of [    ] shall be [    ]. The members may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

5.             MEMBERS AND MANAGEMENT. Unless otherwise determined by the then current members, the single member of the Company shall be [Parent]. The initial membership interests of [Parent] shall constitute [Percent]% of the membership interests in the Company. Except as otherwise provided herein, the business and affairs of the Company shall be managed by [Parent]. The member shall have the power to do any and all act necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of [    ]. The member is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or; restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.  The execution by the member of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient.

6.             TERM. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the

Company is dissolved and its affairs are wound up in accordance with Section 12 of this Agreement and a certificate of cancellation is filed in accordance with the Act.

7.             CAPITAL CONTRIBUTION. Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree PRO RATA in accordance with profit sharing interests as set forth in Schedule A hereof (“Profit Sharing Interests”), which amounts shall be set forth in the books and records of the Company.

8.             ASSIGNMENTS OF MEMBER INTEREST. Except as otherwise provided herein, no member shall sell, assign, pledge or otherwise transfer or encumber (collectively, a “Transfer”) any of its interest in the Company without the written consent of the other members, which consent may be granted or withheld in each of their sole and absolute discretion.

9.             RESIGNATION. No member shall have the right to resign from the Company except with the consent of all of the members upon such terms and conditions as may be specifically agreed upon between the resigning member and the remaining members. The provisions hereof with respect to distributions upon resignation are exclusive and no member shall be entitled to claim any further or different distribution upon resignation under Section 39 of the Act or otherwise.

10.           ALLOCATIONS AND DISTRIBUTIONS. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the members may determine. Distributions shall be made to (and profits and losses of the Company shall be allocated among) member PRO RATA in accordance with each of their Profit Sharing Interests, or in such other manner and in such amounts as all of the members shall agree from time to time and which shall be reflected in the books and records of the Company.

11.           RETURN OF CAPITAL. No member has the right to receive any distributions which include a return of all or any part of such member’s capital contribution, provided that upon the dissolution and winding up of the Company, the assets of the Company shall be distributed as provided in Section 51 of the Act.

12.           DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a)           December 31, 2029; or

(b)           The occurrence of an event causing a dissolution of the Company under the Act, except the Company shall not be dissolved upon the occurrence of an event that terminates the continued membership of a member if (1) at the time of the occurrence of such event there are at least two members of the Company, or (ii) within ninety (90) days after the occurrence of such event, all, remaining members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional members.

13.           AMENDMENTS. This agreement may be amended only upon the written consent to all of the members.

14.           MISCELLANEOUS. The members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act. This Agreement shall be governed by, and construed under, the laws of the State of [     ], without regard to conflict of law rules.

15.           INDEMNIFICATION. To the fullest extent permitted by the laws of the State of [    ]:

(a)           The Company shall indemnify any current or former Member, any officer or Director of such Member, any officer or Director of the Company, and his heirs, executors and administrators, and may, at the discretion of the Managing Member, indemnify any current or former employee or agent of the Company and his heirs, executors and administrators, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or by his heirs, executors or administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Company or by reason of the fact that he is or was serving, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b)           The Company may pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Article in advance of the final disposition of such action, suit or proceeding, including appeals.

(c)           By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Company may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article, in such amounts as the Board of Directors deems appropriate, against any liability asserted against him, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or otherwise.

(d)           The provisions of this Article s all be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article shall be deemed to be a contract between the Company and each director, officer, employee or agent who serves in such capacity at any time while this Article and the relevant provisions of the laws of the State of [    ] and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to an state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provisions of this Article shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provisions or the validity of the remaining provisions hereof. The rights of indemnification and advancement of expenses provided in this Article shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contact, the Certificate of Formation, vote of stockholders, members or directors or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

(e)           For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

16.           OFFICERS. (a) The Company, and the member on behalf of the Company, acting singly or jointly, may employ and retain persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the members), including employees and agents who may be designated as officers with titles, including, but not limited to, “chairman,” “chief executive officer,” “president,” “vice president,” “treasurer,” “secretetary,” “managing director,” “chief financial officer,” “assistant treasurer” and “assistant secretary” as and to the extent authorized by the member.

(b)           Each of the individuals listed under the heading “Officers of the Company” in Appendix A shall be the initial officers of the Company with the title listed opposite its name. Each such officer shall be authorized to do and perform, or cause to be done and performed, all such acts, deeds and things directed by the member or which such officer deems appropriate to effectuate the purposes of this Agreement and to make, negotiate, approve, execute and deliver, or cause to be made, negotiated, approved, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of [Date].

	By:		Its member:
[Parent]

By:
	Name:	[	]
	Title:	[	]